L·B·B

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LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 26, 2009 in this Registration Statement on Amendment No. 2 to Form S-1/A of Goa Sweet Tours Ltd., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
December 4, 2009

2500 WILCREST DRIVE, SUITE 150 • HOUSTON, TEXAS 77042 • TEL: (713) 877-9944 • FAX: (713) 456-2408